Exhibit 10.5

F-star Therapeutics Inc 245 First Street Riverview II Floor 18 Cambridge, MA 02142 USA www.f-star.com

STRICTLY PRIVATE & CONFIDENTIAL

Louis Kayitalire

Addresses

1 April 2022

Dear Louis

Amendment to the Indefinite Term Employment Contract / Amendement au contrat de travail à durée indéterminée

I am writing to confirm an Amendment to your Service Agreement with effect from 31 March 2022. / Je vous écris pour confirmer une modification de votre contrat de service avec effet au 31 mars 2022.

The parties hereby agree as follows / Les parties conviennent par la présente de ce qui suit:

1.
Article 17 of the Employment Contract is amended by deleting the reference to, “to the extent not assumed by an acquirer”. / L’article 18.6 du Contrat de travail est modifié en supprimant la référence à “dans la mesure où elle n’est pas assumée par un acquéreur”.
2.
Except as specifically modified herein, any of the other terms of the Agreement shall remain in full force and effect. / Sauf modification expresse dans les présentes, toutes les autres conditions de l’Accord resteront pleinement en vigueur.

In witness whereof, the parties hereto have executed the Amendment as of the date first written above. / En foi de quoi, les parties aux présentes ont exécuté l’amendement à la date indiquée pour la première fois ci-dessus.

For F-star Therapeutics Ltd		For Employee
Signature:	/s/ Eliot R. Forster	Signature:	/s/ Louis Kayitalire
Name:	Eliot Forster	Name:	Louis Kayitalire
Title:	CEO	Title:	Chief Medical Officer

F-star Therapeutics Inc Registered in Massachusetts as a Incorporated Company (Inc) - ID No. 0001566373 Organised under the laws of Delaware - USA